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                                                                    EXHIBIT 4.2
                                                                    -----------
                             FORM OF CERTIFICATE
                                     FOR
                         THE SHARES OF COMMON STOCK,
                          PAR VALUE $.01 PER SHARE,
                                      OF
                              TELXON CORPORATION

Face of Certificate
-------------------
Blue-green scrollwork forms a frame around the outside of the face. Within the top edge of this frame, the certificate number is printed in the upper left corner, and in the upper left corner there is a space in which to inscribe (in Arabic numerals) the number of shares evidenced thereby. Inside the frame, the Registrant's name logo (a registered trademark) is centered at the top, with the following text centered below it:

                              TELXON CORPORATION
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Below the above text, a shaded box appears in the center of the certificate, in the upper right corner of which is a printed box setting forth "CUSIP 879700 10 2". Still within the shaded box, there next appears at the left margin the pre-printed phrase "This Certifies that", followed by space within which to inscribe the name of the registered owner, which is in turn followed by the pre-printed phrase "is the owner of" and additional space after that phrase at the bottom of the shaded box within which to inscribe in words the number of shares evidenced thereby. Below the shaded box appears the following text:

         fully paid and nonassessable shares of the Common Stock, par value $.01 of Telxon Corporation, transferable on the books of the corporation by the holder hereof in person or by his duly authorized attorney, upon surrender of this certificate properly endorsed.

                 This Certificate is not valid until countersigned by the Transfer Agent.

                 WITNESS the facsimile seal and facsimile signatures of its duly authorized officers.

         Dated: [following which the date of the certificate is entered upon issuance]

Centered in the bottom edge of the frame is the facsimile seal of the Registrant, consisting of (i) an inner circle with the word "CORPORATE" along the upper inside edge of that circle and the word "SEAL" centered in the circle and (ii) a ring around that inner circle containing the words "TELXON CORPORATION" on its upper side and the word "DELAWARE" on its lower side. Inside the frame to the left of the seal is the facsimile signature

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of Dan R. Wipff appearing over the titles "SENIOR EXECUTIVE VICE PRESIDENT &
CHIEF OPERATING OFFICER" and to the right, the facsimile signature of Robert A. Goodman, over the title "SECRETARY".

         Vertically along the right inside edge of the frame appears the countersignature block for the authentication of the certificate upon issuance by the Registrant's transfer agent.

Reverse Side of Certificate
---------------------------
The following text appears of the reverse side:

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM  --  as tenants in common

    TEN ENT  --    as tenants by the entireties

    JT TEN   --  as joint tenants with right of survivorship
                 and not as tenants in common

    UNIF GIFT MIN ACT -- _________________  CUSTODIAN ________________
                              (Cust)                       (Minor)

                         Under the Uniform Gifts to Minors Act ______________
                                                                  (State)

    Additional abbreviations may also be used though not in the above list.


    THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

     For Value Received, ________ HEREBY SELL, ASSIGN AND TRANSFER UNTO [box labeled "PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE"] _______ OF THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________ TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _________________ 19_____

SIGNED  _________________________________   _________________________________

THE ABOVE SIGNATURE(S) GUARANTEED BY
                                  ____________________________________

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                             NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                             CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE
                             WHATEVER

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Telxon Corporation and Society National Bank (the "Rights Agent") dated as of August 25, 1987 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Telxon Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Telxon Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge within five (5) days after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related persons and any subsequent holder of such Rights may become null and void with respect to certain rights set forth in Section 11(a)(ii) of the Rights Agreement.